THE KROGER CO.


                              TO


                    STAR BANK, NATIONAL ASSOCIATION
                              Trustee



                         Third Supplemental Indenture


                         Dated as of February 25, 1998

                                   TO


                                INDENTURE


                         Dated as of July 15, 1996



                    6 3/8% SENIOR NOTES DUE 2008

          THIRD SUPPLEMENTAL INDENTURE, dated as of February 25, 1998, between The Kroger Co., a corporation duly organized and existing under the laws of the State of Ohio (herein called the "Company"), having its principal office at 1014 Vine Street, Cincinnati, Ohio 45202, and Star Bank, National Association, a banking corporation duly organized and existing under the laws of the State of Ohio, as Trustee (herein called the "Trustee").

                      RECITALS OF THE COMPANY

           The Company has heretofore executed and delivered to the Trustee an Indenture dated as of July 15, 1996 (the "Indenture"), providing for the issuance from time to time of the Company's unsecured debentures, notes or other evidences of indebtedness (herein and therein called the "Securities"), to be issued in one or more series as in the Indenture provided.

     Section 201 of the Indenture permits the form of the Securities of any series to be established pursuant to an indenture supplemental to the Indenture.

     Section 301 of the Indenture permits the terms of the Securities of any series to be established in an indenture supplemental to the Indenture.

     Section 901(7) of the Indenture provides that, without the consent of any Holders, the Company, when authorized by a Board Resolution, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental to the Indenture for the purpose of establishing the form or terms of Securities of any series as permitted by Sections 201 and 301 of the Indenture.

     The Company, pursuant to the foregoing authority, proposes in and by this Third Supplemental Indenture to establish the terms and form of the Securities of a new series and to amend and supplement the Indenture in certain respects with respect to the Securities of such series.

     All things necessary to make this Third Supplemental
Indenture a valid agreement of the Company, and a valid amendment of and supplement to the Indenture, have been done.

     NOW, THEREFORE, THIS THIRD Supplemental Indenture
WITNESSETH:

     For and in consideration of the premises and the purchase of the Securities by the Holders thereof, it is mutually agreed, for the equal and proportionate benefit of all Holders of the Securities of the series to be created hereby, as follows:

                    ARTICLE ONE
                    DEFINITIONS

Section 101. Definitions.

                   (a)  For all purposes of this Third
Supplemental Indenture:

                       (1)  Capitalized terms used
                  herein without definition shall have the meanings specified in the Indenture;

                       (2) All references herein to
                  Articles and Sections, unless otherwise
                  specified, refer to the corresponding
                  Articles and Sections of this Third
                  Supplemental Indenture and, where so
                  specified, to the Articles and Sections of the Indenture as supplemented by this Third Supplemental Indenture; and

                       (3) The terms "hereof", "herein",
                  "hereby", "hereto", "hereunder" and
                  "herewith" refer to this Third
                  Supplemental Indenture.

                   (b)  For all purposes of the Indenture and
this Third Supplemental Indenture, with respect to the Securities of the series created hereby, except as otherwise expressly provided or unless the context otherwise requires:

                        "Adjusted Treasury Rate"  means,
                  with respect to any Redemption Date,
                  the rate per annum equal to the
                  semi-annual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable
                  Treasury Issue (expressed as a
                  percentage of its principal amount)
                  equal to the Comparable Treasury Price
                  for such Redemption Date.

                       "Attributable Debt" means, in
                  connection with a Sale and Lease-Back
                  Transaction, as of any particular time,
                  the aggregate of present values
                  (discounted at a rate per annum equal to the interest rate borne by the Securities of the series created by this Third Supplemental Indenture) of the obligations of the Company or any Restricted Subsidiary for net rental payments during the remaining primary term of the applicable lease, calculated in accordance with generally accepted accounting principles. The term "net rental payments" under any lease for any period shall mean the sum of the rental and other payments required to be paid in such period by the lessee thereunder, not including, however, any amounts required to be paid by such lessee
                  (whether or not designated as rental or
                  additional rental) on account of
                  maintenance and repairs, reconstruction, insurance, taxes, assessments, water rates, operating and labor costs or similar charges required to be paid by such lessee thereunder or any amounts required to be paid by such lessee thereunder contingent upon the amount of sales, maintenance and repairs, reconstruction, insurance, taxes, assessments, water rates or similar charges.

                       "Business Day" means any day
                  other than a Saturday or Sunday or a day on which banking institutions in New
                  York City or Cincinnati, Ohio are
                  authorized or obligated by law or
                  executive order to close.

                       "Capital Lease" means any lease
                  of property which, in accordance with
                  generally accepted accounting
                  principles, should be capitalized on the lessee's balance sheet or for which the amount of the asset and liability thereunder as if so capitalized should be disclosed in a note to such balance sheet; and "Capitalized Lease
                  Obligation" means the amount of the
                  liability which should be so capitalized or disclosed.

                        "Comparable Treasury Issue "
                  means the United States Treasury
                  security selected by a Quotation Agent
                  as having a maturity comparable to the
                  remaining term of the Securities to be
                  redeemed that would be utilized, at the
                  time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such Securities.

                        "Comparable Treasury Price"
                  means, with respect to any Redemption
                  Date, (i) the average of the Reference
                  Treasury Dealer Quotations, after
                  excluding the highest and lowest such
                  Reference Treasury Dealer Quotations
                  for such Redemption Date, or (ii) if the Trustee obtains fewer than three such Reference Treasury Dealer Quotations, the average of all such Quotations.

                       "Consolidated Net Tangible
                  Assets" means for the Company and its
                  Subsidiaries on a consolidated basis
                  determined in accordance with generally
                  accepted accounting principles, the
                  aggregate amounts of assets (less
                  depreciation and valuation reserves and
                  other reserves and items deductible from gross book value of specific asset accounts under generally accepted accounting principles) which under generally accepted accounting principles would be included on a balance sheet after deducting therefrom (a) all liability items except deferred income taxes, commercial paper, short-term bank Indebtedness, Funded Indebtedness, other long-term liabilities and shareholders' equity and (b) all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangibles, which in each case would be so included on such balance sheet.

                       "Funded Indebtedness" means
                  any Indebtedness maturing by its terms
                  more than one year from the date of the
                  determination thereof, including (i) any
                  Indebtedness having a maturity of 12
                  months or less but by its terms
                  renewable or extendible at the option of the obligor to a date later than 12 months from the date of the determination thereof and (ii) rental obligations payable more than 12 months from the date of determination thereof under Capital Leases (such rental obligations to be included as Funded Indebtedness at the amount so capitalized at the date of such computation and to be included for the purposes of the definition of
                  Consolidated Net Tangible Assets both
                  as an asset and as Funded Indebtedness
                  at the amount so capitalized).

                       "Non-Restricted Subsidiary"
                  means any Subsidiary that the
                  Company's Board of Directors has in
                  good faith declared pursuant to a written resolution not to be of material importance, either singly or together with all other Non-Restricted
                  Subsidiaries, to the business of the
                  Company and its consolidated
                  Subsidiaries taken as a whole.

                       "Operating Assets" means all
                  merchandise inventories, furniture,
                  fixtures and equipment (including all
                  transportation and warehousing
                  equipment but excluding office
                  equipment and data processing
                  equipment) owned or leased pursuant to
                  Capital Leases by the Company or a
                  Restricted Subsidiary.

                       "Operating Property" means all
                  real property and improvements thereon
                  owned or leased pursuant to Capital
                  Leases by the Company or a Restricted
                  Subsidiary and constituting, without
                  limitation, any store, warehouse, service center or distribution center wherever located, provided that such term shall not include any store, warehouse, service center or distribution center which the Company's Board of Directors declares by written resolution not to be of material importance to the business of the Company and its Restricted
                  Subsidiaries.

                        "Quotation Agent"  means the
                  Reference Treasury Dealer appointed by
                  the Company.

                        "Reference Treasury Dealer"
                  means (i) J.P. Morgan Securities Inc.
                  and its successors; provided, however,
                  that if the foregoing shall cease to be a primary U.S. Government securities dealer in New York City (a Primary
                  Treasury Dealer ), the Company shall
                  substitute therefor another Primary
                  Treasury Dealer, and (ii) any other
                  Primary Treasury Dealer selected by the
                  Company.

                        "Reference Treasury Dealer
                  Quotations" means, with respect to each Reference Treasury Dealer and any
                  Redemption Date, the average, as
                  determined by the Company, of the bid
                  and asked prices for the Comparable
                  Treasury Issue (expressed in each case
                  as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer at 5:00 p.m.
                  on the third Business Day preceding
                  such Redemption Date.

                       "Restricted Subsidiaries" means
                  all Subsidiaries other than
                  Non-Restricted Subsidiaries.

                       "Sale and Lease-Back
                  Transaction" has the meaning specified
                  in Section 1010.

                       "Subsidiary" means (i) any
                  corporation or other entity of which
                  securities or other ownership interests
                  having ordinary voting power to elect a
                  majority of the board of directors or
                  other persons performing similar
                  functions are at the time directly or
                  indirectly owned by the Company and/or
                  one or more Subsidiaries or (ii) any
                  partnership of which more than 50% of
                  the partnership interest is owned by the Company or any Subsidiary.

                    ARTICLE TWO
                    SECURITY FORMS

Section 201. Form of Securities of this Series.

                   The Securities of this series shall be in the form set forth in this Article.

Section 202. Form of Face of Security.

                    THE KROGER CO.

                   6 3/8% Senior Notes due 2008


No.   ............                                 $ ........

                   The Kroger Co., a corporation duly
organized and existing under the laws of the State of Ohio (herein called the "Company", which term includes any successor Person under the Indenture hereinafter referred
to), for value received, hereby promises to pay to
 .............................., or registered assigns, the
principal sum of ..................................... Dollars
on March 1, 2008, and to pay interest thereon from February 25, 1998 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually on March 1 and September 1 in each year, commencing September 1, 1998, at the rate of interest of 6 3/8% per annum until the principal hereof is paid or made available for payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the February 15 or August 15 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

                   Payment of the principal of (and premium, if any) and interest on this Security will be made at the office or agency of the Company maintained for that purpose in Cincinnati, Ohio, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register.

                   In the case where any Interest Payment Date or the maturity date of this Security does not fall on a Business Day, payment of interest or principal otherwise payable on such day need not be made on such day, but may be made on the next succeeding Business Day with the same form and effect as if made on such Interest Payment Date or the maturity date of this Security.

                   Reference is hereby made to the further
provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

                   Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

                   IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

Dated:
                                        THE KROGER CO.



                                        By...................


Attest:

 .....................................


Section 203. Form of Reverse of Security.

                   This Security is one of a duly authorized issue of Securities of the Company (herein called the "Securities") issued and to be issued under an Indenture dated as of July 15, 1996, as supplemented by the First Supplemental Indenture dated as of July 29, 1996, as supplemented by the Second Supplemental Indenture dated as of April 28, 1997 and as supplemented by the Third Supplemental Indenture dated as of February 25, 1998 (as so supplemented, herein called the "Indenture"), each between the Company and Star Bank, National Association as Trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof, limited in aggregate principal amount to $200,000,000.

                   The Securities of this series will be
redeemable, in whole or in part, at the option of the Company at any time at a redemption price equal to the greater of (i) 100% of the principal amount of such Securities or (ii) as determined by a Quotation Agent, the sum of the present values of the remaining scheduled payments of principal and interest thereon (not including any portion of such payments of interest accrued as of the date of redemption) discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate plus 12.5 basis points, plus, in each case, accrued interest thereon to the date of redemption.

                   Notice of any redemption will be mailed at least 30 days but not more than 60 days before the Redemption Date to each holder of the Securities to be redeemed. Unless the Company defaults in payment of the redemption price, on and after the Redemption Date, interest will cease to accrue on the Securities or portions thereof called for redemption.

                   The Indenture contains provisions for
defeasance at any time of (i) the entire indebtedness of this Security or (ii) certain restrictive covenants and Events of Default with respect to this Security, in each case upon compliance with certain conditions set forth therein.

                   If an Event of Default shall occur and be continuing, the principal of all Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

                   The Indenture permits, with certain
exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of 50% in aggregate principal amount of the Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all the Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange therefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

                   As set forth in, and subject to, the
provisions of the Indenture,no Holder of any Security will have any right to institute any proceeding with respect to the Indenture or for any remedy thereunder, unless such Holder shall have previously given to the Trustee written notice of a continuing Event of Default, the Holders of not less than 25% in principal amount of the Outstanding Securities shall have made written request, and offered reasonable indemnity, to the Trustee to institute such proceeding as trustee, and the Trustee shall not have received from the Holders of a majority in principal amount of the Outstanding Securities a direction inconsistent with such request and shall have failed to institute such proceeding within 60 days; provided, however, that such limitations do not apply to a suit instituted by the Holder hereof for the enforcement of payment of the principal of (and premium, if any) or any interest on this Security on or after the respective due dates expressed herein.

                   No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any premium and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

                   As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registerable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in any place where the principal of and any premium and interest on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

                   The Securities are issuable only in
registered form without coupons in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities are exchangeable for a like aggregate principal amount of Securities of like tenor, of a different authorized denomination, as requested by the Holder surrendering the same.

                   Except where otherwise specifically
provided in the Indenture, no service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

                   Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

                   All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

                        ARTICLE THREE
                   THE SERIES OF SECURITIES

Section 301.  Title and Terms.

                   There shall be a series of Securities
designated as the "6 3/8% Senior Notes due 2008" of the Company. Their Stated Maturity shall be March 1,
2008, and they shall bear interest at the rate of 6 3/8% per annum.

                   Interest on the Securities of this series will be payable semi-annually on March 1 and September 1 of each year, commencing September 1, 1998, until the principal thereof is made available for payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will be paid to the Person in whose name the Securities of this series (or one or more
Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the February 15 or August 15 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date.

                   In the case where any Interest Payment Date or the maturity date of the Securities of this series does not fall on a Business Day, payment of interest or principal otherwise payable on such date need not be made on such day, but may be made on the next succeeding Business Day with the same force and effect as if made on such Interest Payment Date or the maturity date of the Securities of this series.

                   The aggregate principal amount of
Securities of this series which may be authenticated and delivered under this Third Supplemental Indenture is limited to $200,000,000, except for Securities authenticated and delivered upon registration or transfer of, or in exchange for, or in lieu of, other Securities of this series pursuant to Section 304, 305 and 306 of the Indenture and except for any Securities of this series which, pursuant to Section 303 of the Indenture, are deemed never to have been authenticated and delivered under the Indenture.

                   The Securities of this series will be
represented by one or more Global Securities representing the entire $200,000,000 aggregate principal amount of the Securities of this series, and the Depositary with respect to such Global Security or Global Securities will be The Depository Trust Company.

                   The Place of Payment for the principal of (and premium, if any) and interest on the Securities of this series shall be the office or agency of the Company in the City of Cincinnati, State of Ohio, maintained for such purpose, which shall be the Corporate Trust Office of the Trustee and at any other office or agency maintained by the Company for such purpose; provided, however, that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register.

                   The Securities of this series are
redeemable prior to maturity at the option of the Company as provided in this Third Supplemental Indenture.

                   The Securities of this series are not
subject to a sinking fund and the provisions of Section 501(3) and Article Twelve of the Indenture shall not be applicable to the Securities of this series.

                   The Securities of this series are subject to defeasance at the option of the Company as provided in this Third Supplemental Indenture.

                         ARTICLE FOUR
          MODIFICATIONS AND ADDITIONS TO THE INDENTURE

Section 401.  Modifications to the Consolidation,
              Merger,Conveyance, Transfer or Lease Provisions.

                   With respect to the Securities of this
series, Section 801 of the Indenture shall be deleted in its entirety and the following shall be substituted therefor:
                   "Section 801. Covenant Not to Merge,
               Consolidate, Sell or Convey Property Except
               Under Certain Conditions.

               The Company covenants that it will not merge with or into or consolidate with any corporation, partnership, or other entity or sell, lease or connvey all or substantially all of its assets to any other Person, unless (i) either the Company shall be the continuing corporation, or the successor entity or the Person which acquires by sale, lease or conveyance all or substantially all the assets of the Company (if other than the Company) shall be a corporation or partnership organized under the laws of the United
               States of America or any State thereof or the District of Columbia and shall expressly assume all obligations of the Company under this Indenture and the Securities of the series created by the Third Supplemental Indenture, including the due and punctual payment of the principal of and interest on all the Securities of the series created by the Third Supplemental Indenture according to their tenor, and the due and punctual performance and observance of all of the covenants and conditions of the Indenture to be performed or observed by the Company, by supplemental indenture in form satisfactory to the Trustee, executed and delivered to the Trustee by such entity, and (ii) the Company, such person or such successor entity, as the case may be, shall not, immediately after such merger or consolidation, or such sale, lease or conveyance, be in default in the performance of any such covenant or condition and, immediately after giving effect to such transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have happened and be continuing.

                   Section 802. Successor Substituted

               Upon any consolidation of the Company with, or merger of the Company into, any other person or any sale, lease or conveyance of all or substantially all of the assets of the Company in accordance with Section 801, the successor Person formed by such consolidation or into which the Company is merged or to which such sale, lease or conveyance is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein, and thereafter, except in the case of a lease, the predecessor Person shall be relieved of all obligations and covenants under this Indenture and the Securities."

Section 402. Other Modifications.

                   With respect to the Securities of this
series, the Indenture shall be modified as follows:

                    (a)   The eighth paragraph of Section 305
of the Indenture shall be modified by inserting ", and a successor Depositary is not appointed by the Company within 90 days" at the end of clause (i) in such paragraph; and

                   (b)   Section 401 of the Indenture shall be
modified by adding to the end of such Section the following paragraph:
               "For the purpose of this Section 401, trust funds may consist of (A) money in an amount, or
               (B) U.S. Government Obligations (as defined in
               Section 1304) which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment, money in an amount, or (C) a combination thereof, sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the
               Trustee, to pay and discharge, the principal of, premium, if any, and each installment of interest on the Securities of this series on the Stated Maturity of such principal or installment of interest on the day on which such payments are due and payable in accordance with the terms of this Indenture and of such Securities of this series."

Section 403.   Additional Covenants; Defeasance and Covenant
               Defeasance.

                   (a)  With respect to the Securities of this
series, the following provisions shall be added as Sections 1009 and 1010 and as Article Thirteen (Section references contained in these additional provisions are to the Indenture as supplemented by this Third Supplemental Indenture):

                    "Section 1009.  Limitations on Liens.
                    After the date hereof and so long as any Securities of the series created by the Third Supplemental Indenture are Outstanding, the Company will not issue, assume or guarantee, and will not permit any Restricted Subsidiary to issue, assume or guarantee, any Indebtedness which is secured by a mortgage, pledge, security interest, lien or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof, and any agreement to give any of the foregoing) (each being hereinafter referred to as a "lien" or "liens") of or upon any Operating Property or Operating Asset, whether now owned or hereafter acquired, of the Company or any Restricted
                    Subsidiary without effectively providing that the Securities of the series created by the Third Supplemental Indenture
                    (together with, if the Company shall so
                    determine, any other Indebtedness of the Company ranking equally with the
                    Securities) shall be equally and ratably secured by a lien on such assets ranking ratably with and equal to
                    (or at the Company's option prior to) such secured Indebtedness; provided that the foregoing restriction shall not apply to:

                   (a)  liens on any property or assets of any
                    corporation existing at the time such
                    corporation becomes a Restricted
                    Subsidiary provided that such lien does not extend to any other property of the Company or any of its Restricted Subsidiaries;

                    (b)    liens on any property or assets
                    (including stock) existing at the time of acquisition of such property or assets by the Company or a Restricted Subsidiary, or liens to secure the payment of all or any part of the purchase price of such property or assets (including stock) upon the acquisition of such property or assets by the Company or a Restricted Subsidiary or to secure any indebtedness incurred, assumed or guaranteed by the Company or a Restricted Subsidiary for the purpose of financing all or any part of the purchase price of such property or, in the case of real property, construction or improvements thereon or attaching to property substituted by the Company to obtain the release of a lien on other property of the Company on which a lien then exists, which indebtedness is incurred, assumed or guaranteed prior to, at the time of, or within 18 months after such acquisition (or in the case of real property, the completion of construction
                    (including any improvements on an existing asset) or commencement of full operation at such property, whichever is later (which in the case of a retail store is the opening of the store for business to the public)); provided that in the case of any such acquisition, construction or improvement, the lien shall not apply to any other property or assets theretofore owned by the Company or a Restricted Subsidiary;

                   (c)  liens on any property or assets to secure
                    Indebtedness of a Restricted Subsidiary to the Company or to another Restricted
                    Subsidiary;

                   (d)   liens on any property or assets of a
                    corporation existing at the time such
                    corporation is merged into or consolidated with the Company or a Restricted Subsidiary or at the time of a purchase, lease or other acquisition of the assets of a corporation or firm as an entirety or substantially as an entirety by the Company or a Restricted Subsidiary provided that such lien does not extend to any other property of the Company or any of its Restricted Subsidiaries;

                   (e)    liens on any property or assets of the
                    Company or a Restricted Subsidiary in favor of the United States of America or any State thereof, or any department, agency or instrumentality or political subdivision of the United States of America or any State thereof, or in favor of any other country, or any political subdivision thereof, to secure partial,progress, advance or other payments pursuant to any contract or statute or to secure any Indebtedness incurred or guaranteed for the purpose of financing all or any part of the purchase price (or, in the case of real property, the cost of construction) of the property or assets subject to such liens (including, but not limited to, liens incurred in connection with pollution control, industrial revenue or similar financings);

                   (f)  liens existing on properties or assets of
                    the Company or any Restricted Subsidiary existing on the date thereof; provided that such liens secure only those obligations which they secure on the date hereof or any extension, renewal or replacement thereof;

                   (g)  any extension, renewal or replacement (or
                    successive extensions, renewals or
                    replacements) in whole or in part, of
                    any lien referred to in the foregoing clauses
                    (a) through (f),inclusive; provided that such extension, renewal or replacement shall be limited to all or a part of the property or assets which secured the lien so extended, renewed or replaced (plus improvements and construction on real property);

                   (h)  liens imposed  by law, such as
                    mechanics', workmen's, repairmen's,
                    materialmen's, carriers', warehouseman's, vendors', or other similar liens arising in the ordinary course of business of the Company or a Restricted Subsidiary, or governmental (federal, state or municipal) liens arising out of contracts for the sale of products or services by the Company or any Restricted Subsidiary, or deposits or pledges to obtain the release of any of the foregoing liens;

                   (i)  pledges, liens or deposits under worker's
                    compensation laws or similar legislation and liens or judgments thereunder which are not currently dischargeable, or in connection with bids, tenders, contracts (other than for the payment of money) or leases to which the Company or any Restricted Subsidiary is a party, or to secure the public or statutory obligations of the Company or any Restricted Subsidiary, or in connection with obtaining or maintaining self-insurance or to obtain the benefits of any law, regulation or arrangement pertaining to unemployment insurance, old age pensions, social security or similar matters, or to secure surety, appeal or customs bonds to which the Company or any Restricted Subsidiary is a party, or in litigation or other proceedings such as, but not limited to, interpleader proceedings, and other similar pledges, liens or deposits made or incurred in the ordinary course of business;

                   (j)  liens created by or resulting from any
                    litigation or other proceeding which is being contested in good faith by appropriate proceedings, including liens arising out of judgments or awards against the Company or any Restricted Subsidiary with respect to which the Company or such Restricted Subsidiary is in good faith prosecuting an appeal or proceedings for review or for which the time to make an appeal has not yet expired; or final unappealable judgment liens which are satisfied within 30 days of the date of judgment; or liens incurred by the Company or any Restricted Subsidiary for the purpose of obtaining a stay or discharge in the course of any litigation or other proceeding to which the Company or such Restricted Subsidiary is a party;

                   (k)  liens for taxes or assessments or
                    governmental charges or levies not yet due or delinquent, or which can thereafter be paid without penalty, or which are being contested in good faith by appropriate proceedings; landlord's liens on property held under lease; and any other liens or charges incidental to the conduct of the business of the Company or any Restricted Subsidiary or the ownership of the property or assets of any of them which were not incurred in connection with the borrowing of money or the obtaining of advances or credit and which do not, in the opinion of the Company, materially impair the use of such property or assets in the operation of the business of the Company or such Restricted Subsidiary or the value of such property or assets for the purposes of such business; or

                   (l)  liens not permitted by clauses (a)
                    through (k) above if at the time of, and after giving effect to, the creation or assumption of any such lien, the aggregate amount of all Indebtedness of the Company and its Restricted Subsidiaries secured by all such liens not so permitted by clauses (a) through (k) above together with the Attributable Debt in respect of Sale and Lease-Back
                    Transactions permitted  by paragraph (a) of
                    Section 1010 does not exceed 10% of
                    Consolidated Net Tangible Assets.

                    Section 1010.  Limitations on Sale and
                    Lease-Back Transactions.

                    After the date hereof and so long as any Securities of the series created by the Third Supplemental Indenture are
                    Outstanding, the Company agrees that it will not, and will not permit any Restricted Subsidiary to, enter into any arrangement with any Person providing for the leasing by the Company or a Restricted Subsidiary of any Operating Property or Operating Asset (other than any such arrangement involving a lease for a term, including renewal rights, for not more than 3 years and leases between the Company and a Restricted Subsidiary or between Restricted Subsidiaries), whereby such Operating Property or Operating Asset has been or is to be sold or transferred by the Company or any Restricted Subsidiary to such Person (herein referred to as a "Sale and Lease-Back Transaction"), unless:

                   (a)  the Company or such Restricted Subsidiary
                    would, at the time of entering into a Sale and Lease-Back transaction, be entitled to incur Indebtedness secured by a lien on the Operating Property or Operating Asset to be leased in an amount at least equal to the Attributable Debt in respect of such Sale and Lease-Back Transaction without equally and ratably securing the Securities of the series created by the Third Supplemental
                    Indenture pursuant to Section 1009; or

                   (b)  the proceeds of the sale of the Operating
                    Property or Operating Asset to be leased are at least equal to the fair market value of such Operating Property or Operating Asset (as determined by the chief financial officer or chief accounting officer of the Company) and an amount in cash equal to the net proceeds from the sale of the Operating Property or Operating Asset so leased is applied, within 180 days of the effective date of any such Sale and Lease-Back Transaction, to the purchase or acquisition (or, in the case of Operating Property, the construction) of Operating Property or Operating Assets or to the retirement, repurchase, redemption or repayment (other than at maturity or pursuant to a mandatory sinking fund or redemption provision and other than Indebtedness owned by the Company or any Restricted Subsidiary) of Securities of the series created by the Third Supplemental Indenture or of Funded Indebtedness of the Company ranking on a parity with or senior to the Securities of the series created by the Third
                    Supplemental Indenture, or in the case of a Sale and Lease-Back Transaction by a Restricted Subsidiary, of Funded Indebtedness of such Restricted Subsidiary; provided that in connection with any such retirement, any related loan commitment or the like shall be reduced in an amount equal to the principal amount so retired.

          The foregoing restriction shall not apply to, in the case of any Operating Property or Operating Asset acquired or constructed subsequent to the date eighteen months prior to the date of this Indenture, any Sale and Lease-Back Transaction with respect to such Operating Asset or Operating Property (including presently owned real property upon which such Operating Property is to be constructed) if a binding commitment is entered into with respect to such Sale and Lease-Back Transaction within 18 months after the later of the acquisition of the Operating Property or Operating Asset or the completion of improvements or construction thereon or commencement of full operations at such Operating Property (which in the case of a retail store is the opening of the store for business to the public).

                          ARTICLE THIRTEEN
                   DEFEASANCE AND COVENANT DEFEASANCE

                   Section 1301. Company's Option to Effect
          Defeasance or Covenant Defeasance.

                   The Company may at its option by Board
          Resolution, at any time, elect to have either Section 1302 or Section 1303 applied to the Outstanding Securities of this series upon compliance with the conditions set forth below in this Article Thirteen.

                   Section 1302. Defeasance and Discharge.

                   Upon the Company's exercise of the option provided in Section 1301 applicable to this Section, the Company shall be deemed to have been discharged from its obligations with respect to the Outstanding Securities of the series created by the Third Supplemental Indenture on the date the conditions set forth below are satisfied (hereinafter, "Defeasance"). For this purpose, such Defeasance means that the Company shall be deemed to have paid and discharged the entire indebtedness represented by the Outstanding Securities of this series and to have satisfied all its other obligations under such Securities of this series and this Indenture insofar as such Securities of this series are concerned (and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging the same), except for the follow which shall survive until otherwise terminated or discharged hereunder: (A) the rights of Holders of Outstanding Securities of this series to receive, solely from the trust fund described in Section 1304 and as more fully set forth in such Section, payments in respect of the principal of (and premium, if any) and interest on such securities when such payments are due, (B) the Company's obligations with respect to such Securities of this series under Sections 304, 305, 306,1002 and 1003, (C) the rights, powers, trusts, duties and immunities of the Trustee hereunder and (D) this Article
          Thirteen. Subject to compliance with this Article Thirteen, the Company may exercise its option under this Section 1302 notwithstanding the prior exercise of its option under Section 1303.

                   Section 1303. Covenant Defeasance.

                   Upon the Company's exercise of the option provided in Section 1301 applicable to this Section, the Company shall be released from its obligations under Section 501(4) (in respect of the covenants in Sections 1008 through 1010),
          Section 801 and Sections 1008 through 1010, the Securities of this series and the Holders of Securities of this series, on and after the date the conditions set forth below are satisfied (hereinafter, "covenant Defeasance"). For this purpose, such covenant Defeasance means that the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such Section, whether directly or indirectly, by reason of any reference elsewhere herein to any such Section or by reason of any reference in any such Section to any other provision herein or in any other document, but the remainder of this Indenture and such Securities of this series shall be unaffected thereby.

                   Section 1304. Conditions to Defeasance or
               Covenant Defeasance.

                   The following shall be the conditions to application of either Section 1302 or Section 1303 to the Outstanding Securities of this series:

                       (1) The Company shall
                  irrevocably have deposited or caused to
                  be deposited with the Trustee (or
                  another trustee satisfying the
                  requirements of Section 609 who shall
                  agree to comply with the provisions of
                  this Article Thirteen applicable to it) as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of such Securities of this series,
                  (A) money in an amount, or (B) U.S.
                  Government Obligations which through
                  the scheduled payment of principal and
                  interest in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment, money in an amount, or (C) a combination thereof, sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge, and which shall be applied by the Trustee (or other qualifying trustee) to pay and discharge, the principal of, premium, if any, and each installment of interest on the Securities of this series on the Stated Maturity of such principal or installment of interest on the day on which such payments are due and payable in accordance with the terms of this Indenture and of such Securities of this series. For this purpose, "U.S. Government Obligations" means securities that are (x) direct obligations of the United States of America for the payment of which its full faith and credit is pledged or (y) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the Company thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act of 1933, as amended) as custodian with respect to any such U.S. Government Obligation or a specific payment of principal of or interest on any such U.S. Government Obligation held by such custodian for the account of the holder of such depository receipt, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depositary receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of principal of or interest on the U.S. Government Obligation evidenced by such depositary receipt.

                       (2) No Event of Default or event
                  which with notice or lapse of time or
                  both would become an Event of Default
                  shall have occurred and be continuing
                  on the date of such deposit or, insofar as subsections 501(6) and (7) are concerned, at any time during the period ending on the 121st day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until the expiration of such period).

                       (3) Such Defeasance or covenant
                  Defeasance shall not cause the Trustee
                  to have a conflicting interest as defined in Section 608 and for purposes of the Trust Indenture Act with respect to any securities of the Company.

                       (4) Such Defeasance or covenant
                  Defeasance shall not result in a breach
                  or violation of, or constitute a default under, this Indenture or any other agreement or instrument to which the Company is a party or by which it is bound.

                       (5) The Company shall have
                  delivered to the Trustee an Officers'
                  Certificate and an Opinion of Counsel,
                  each stating that all conditions precedent provided for relating to either the Defeasance under Section 1302 or the covenant Defeasance under Section
                  1303 (as the case may be) have been
                  complied with.

                       (6) In the case of an election
                  under Section 1302, the Company shall
                  have delivered to the Trustee an Opinion of Counsel stating that (x) the Company has received from, or there has been published by, the Internal Revenue
                  Service a ruling, or (y) since the date of this Third Supplemental Indenture there has been a change in the applicable Federal income tax law, in either case to the effect that and based thereon such opinion shall confirm that, the Holders of the Outstanding Securities of this series will not recognize income, gain or loss for Federal income tax purposes as a result of such Defeasance or covenant Defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Defeasance or covenant
                  Defeasance had not occurred."

                   Section 1305. Deposited Money and U.S.
               Government Obligations to Be Held in Trust; Other
               Miscellaneous Provisions.

                   Subject to the provisions of the last
               paragraph of Section 1003, all money and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee collectively, for purposes of this Section 1305, the "Trustee") pursuant to Section 1304 in respect of the Securities of this series shall be held in trust and applied by the Trustee, in accordance with the provisions of such Securities of this series and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Holders of such Securities of this series, of all sums due and to become due thereon in respect of principal (and premium, if any) and interest, but such money need not be segregated from other funds except to the extent required by law.

                   The Company shall pay and indemnify the
               Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Government Obligations deposited pursuant to
               Section 1304 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the Outstanding Securities of this series.

                   Anything in this Article Thirteen to the
               contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon Company Request any money or U.S.
               Government Obligations held by it as provided in
               Section 1304 which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect an equivalent Defeasance or covenant Defeasance.

                   Section 1306. Reinstatement.

                   If the Trustee or the Paying Agent is
               unable to apply any money in accordance with
               Section 1302 or 1303 by reason of any
               order or judgment of any court or governmental authority enjoining,restraining or otherwise prohibiting such application, then the
               Company's obligations under this Indenture and the Securities of this series shall be revived and reinstated as though no deposit had occurred pursuant to this Article Thirteen until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 1302 or 1303; provided, however, that if the Company makes any payment of principal of (and premium, if any) or interest on any Security of this series following the reinstatement of its obligations, the Company shall be subjugated to the rights of the Holders of such Securities of this series to receive such payment from the money held by the Trustee or the Paying Agent.

Section 404.   Redemption of Securities.

               With respect to Securities of this series,
Section 1101 of the Indenture shall be deleted in its entirety and the following shall be substituted therefor:

                    Section 1101.  Optional Redemption.
                    The Securities will be redeemable, in whole or in part, at the option of the Company at any time at a redemption price equal to the greater of (i) 100% of the principal amount of such Securities or (ii) as determined by a Quotation Agent, the sum of the present values of the remaining scheduled payments of principal and interest thereon (not including any portion of such payments of interest accrued as of the date of redemption) discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate plus
                    12.5 basis points plus, in each case,
                    accrued interest thereon to the date of
                    redemption.

                              ARTICLE FIVE
                              MISCELLANEOUS

Section 501. Miscellaneous.

                   (a)  The Trustee accepts the trusts created
by the Indenture, as supplemented by this Third Supplemental Indenture, and agrees to perform the same upon the terms and conditions of the Indenture, as supplemented by this Third Supplemental Indenture.

                   (b)  The recitals contained herein shall be
taken as statements of the Company, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Third Supplemental Indenture.

                   (c)  All capitalized terms used and not
defined herein shall have the respective meanings assigned to them in the Indenture.

                   (d)  Each of the Company and the Trustee
makes and reaffirms as of the date of execution of this Third
Supplemental Indenture all of its respective representations, covenants and agreements set forth in the Indenture.

                   (e)  All covenants and agreements in this
Third Supplemental Indenture by the Company or the Trustee shall bind its respective successors and assigns, whether so expressed or not.

                   (f)  In case any provisions in this Third
Supplemental Indenture shall be invalid, illegal or unenforceable, thevalidity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

                   (g)  Nothing in this Third Supplemental
Indenture, express or implied, shall give to any Person, other than the parties hereto and their successors under the Indenture and the Holders of the series of Securities created hereby, any benefit or any legal or equitable right, remedy or claim under the Indenture.

                   (h)  If any provision hereof limits,
qualifies or conflicts with a provision of the Trust Indenture Act of 1939, as may be amended from time to time, that is required under such Act to be a part of and govern this Third Supplemental Indenture, the latter provision shall control. If any provision hereof modifies or excludes any provision of such Act that may be so modified or excluded, the latter provision shall be deemed to apply to this Third Supplemental Indenture as so modified or excluded, as the case may be.

                   (i)  This Third Supplemental Indenture
shall be governed by and construed in accordance with the laws of the State of New York.

                   (j)  All amendments to the Indenture made
hereby shall have effect only with respect to the series of Securities created hereby.

                   (k) All provisions of this Third
Supplemental Indenture shall be deemed to be incorporated in, and made a part of, the Indenture; and the Indenture, as supplemented by this Third Supplemental Indenture, shall be read, taken and construed as one and the same instrument.

                   This instrument may be executed in any
number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.

                              THE KROGER CO.



                              By
                              Name:  Lawrence M. Turner
                                Title:  Vice President &
                                        Treasurer


Attest:




Assistant Secretary


                             STAR BANK, NATIONAL
                             ASSOCIATION, as Trustee



                              By
                                Name:
                                Title:

Attest:




Assistant Secretary




200120

STATE OF OHIO          )
                       )  ss.:
COUNTY OF HAMILTON     )
           On the    day of February,  1998, before me
personally came Lawrence M. Turner, to me known, who, being by me duly sworn, did depose and say that he is Vice President & Treasurer of The Kroger Co., one of the corporations described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation, and that he signed his name thereto by like authority.

                                   .......................


STATE OF ..........  )
                     )  ss.:
COUNTY OF ........   )
           On the     th day of ......., 1998, before me
personally came ............., to me known, who, being by me duly sworn, did depose and say that he is a ........... of Star Bank,
National Association one of the corporations described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation, and that he signed his name thereto by like authority.

                               ...........................